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                                                                      Exhibit 24

January 27, 2005

Mr. S. Kinnie Smith, Jr.
Mr. Thomas J. Webb
Mr. Michael D. VanHemert
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issuance of up to $800 million of new debt securities of the Company in exchange for $800 million of any debt securities of the Company that were issued during 2004 pursuant to Rule 144A of the Securities Act of 1933, as amended, but have not previously been registered pursuant to the Securities Act of 1933, as amended.

Very truly yours,

/s/ K. Whipple                              ________________________________
---------------------------                 William U. Parfet
Kenneth Whipple

/s/ Merribel S. Ayres                       /s/ Percy A. Pierre
---------------------------                 --------------------------------
Merribel S. Ayres                           Percy A. Pierre

/s/ Earl D. Holton                          /s/ S. Kinnie Smith Jr.
---------------------------                 --------------------------------
Earl D. Holton                              S. Kinnie Smith, Jr.

/s/ David W. Joos
---------------------------                 ________________________________
David W. Joos                               Kenneth L. Way

/s/ M. T. Monahan                           /s/ John B. Yasinsky
---------------------------                 --------------------------------
Michael T. Monahan                          John B. Yasinsky

/s/ Joseph F. Paquette, Jr.
---------------------------
Joseph F. Paquette, Jr.